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                                                                     Exhibit 6-B
                                                                     Page 1


                                     UNANIMOUS CONSENT TO ACTION IN LIEU OF THE
                                     REGULAR MEETING OF THE BOARD OF DIRECTORS
                                     OF CLNG CORPORATION ORIGINALLY SCHEDULED
                                     FOR SEPTEMBER 12, 1995



         The undersigned, being all of the directors of CLNG Corporation, a Delaware corporation (the "Corporation"), hereby Consent to and adopt the following resolutions pursuant to Section 141 of the Delaware General Corporation Law:


                              APPROVAL OF MINUTES


         WHEREAS, the Secretary circulated a copy of the Minutes of the Regular Meeting of the Board of Directors held on June 5, 1995, to all directors with this Consent, and the Secretary received no corrections or revisions thereto;

         NOW THEREFORE, be it:

                 RESOLVED, that the Minutes of the Regular Meeting of the Board of Directors held on June 5, 1995, be, and they hereby are, adopted and approved in all respects in the form provided to the Board of Directors with this Consent.


                              AMENDMENT OF BYLAWS


         WHEREAS, the Board deems it desireable to amend the Corpora tion's By-Laws to reduce the minimum number of Directors from four (4) to three (3), consistent with the provisions of Article SEVENTH, Section 1 of the Certificate of Incorporation;

         NOW THEREFORE, be it:

                 RESOLVED, that pursuant to Article SEVENTH, Section 2(a) of the Corporation's Certificate of Incorporation, and Article IX,
         Section 1 of the Corporation's By-Laws as approved and in effect on December 21, 1994, such By-Laws be, and they hereby are, amended by deleting the first sentence of Article III, Section 1 in its entirety, and replacing it with the following new first sentence:





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                                                                     Exhibit 6-B
                                                                     Page 2

                 The number of directors which shall constitute the whole Board shall be not less than three (3).


                            RESIGNATION OF DIRECTOR

         WHEREAS, Mr. Daniel L. Bell, Jr. tendered his resignation as a member of the Board of Directors of the Corporation, effective at the close of business August 31, 1995;

         NOW THEREFORE, be it:

                 RESOLVED, that such resignation of Mr. Daniel L. Bell, Jr. be, and it hereby is, accepted; and further

                 RESOLVED, that pursuant to Article III, Section 1 of the Corporation's By-Laws, the number of directors constituting the whole Board be, and it hereby is, determined to be three (3).


         IN WITNESS WHEREOF, the foregoing constitutes the action of the Board of Directors, all as of the 13th day of October, 1995.



                                        ---------------------------------
                                        L. M. BRIDGES



                                        ---------------------------------
                                        M. W. O'DONNELL


                                        ---------------------------------
                                        L. W. WALLINGFORD




Attest:


---------------------------------
           Secretary





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